Exhibit 10.4

GigOptix LLC

EQUITY INCENTIVE PLAN

Effective: August 1, 2007

Termination Date: July 31, 2017

1.	PURPOSES.

(a) General Purpose. The Company, by means of this Equity Incentive Plan (the “Plan”), seeks to retain the services of the group of persons eligible to receive Unit Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

(b) Eligible Unit Award Recipients. The persons eligible to receive Unit Awards are the Employees and Managers of the Company and its Affiliates.

(c) Available Unit Awards. The purpose of the Plan is to provide a means by which eligible recipients of Unit Awards may be given an opportunity to benefit from increases in value of the Units through the granting of the following Unit Awards: (i) Unit Options, (ii) Unit bonuses and (iii) rights to acquire restricted Units.

2.	DEFINITIONS.

(a) “Affiliate” means any parent, subsidiary of a parent, or subsidiary of the Company, whether now or hereafter existing.

(b) “Board” means the Management Board of the Company as defined in the Company’s Operating Agreement.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

(e) “Company” means GigOptix LLC.

(f) “Consultant” means any person or entity, not an Employee or Manager, who provides consulting services to the Company pursuant to a written agreement or as otherwise determined by the Board.

(g) “Continuous Service” means that the Participant’s service with the Company as either an Employee, a Manager or a Consultant is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of (i) a

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change in the capacity in which the Participant renders service to the Company, or (ii) a change in the entity for which the Participant renders such service if such entity is an affiliate of a majority owned subsidiary of the Company or of the Company’s parent, provided that there is no interruption or termination of the Participant’s Continuous Service. The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(h) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(i) “Employee” means any person employed by the Company or an affiliate of a majority owned subsidiary of the Company or of the Company’s parent. Mere service as a Manager or payment of a manager’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(j) “Fair Market Value” means, as of any date, the value of the Units determined in good faith by the Board.

(k) “Manager” means a member of the Management Board of the Company.

(l) “Option” means a Unit Option granted pursuant to the Plan.

(m) “Operating Agreement” means the Company’s Operating Agreement dated as of August 1, 2007, and all amendments thereto.

(n) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(o) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(p) “Participant” means a person to whom a Unit Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Unit Award.

(q) “Plan” means GigOptix LLC Equity Incentive Plan.

(r) “Retirement” means an Employee’s termination of Continuous Service (i) after the age of 65, (ii) after 20 years of more of Continuous Service, or (iii) upon facts and circumstances that the Board, in its sole and absolute discretion, determines to be retirement.

(s) “Securities Act” means the Securities Act of 1933, as amended.

(t) “Unit” means a portion of the Membership Interest in the Company held by a Member as set forth in the Operating Agreement of the Company.

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(u) “Unit Award” means any right granted under the Plan, including an Option, a Unit bonus and a right to acquire Units.

(v) “Unit Award Agreement or “Unit Option Agreement” means a written agreement between the Company and a holder of a Unit Award evidencing the terms and conditions of an individual Unit Award grant. Each Unit Award Agreement shall be subject to the terms and conditions of the Plan.

3.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Unit Awards; when and how each Unit Award shall be granted; the provisions of each Unit Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Units pursuant to a Unit Award; and the number of Units with respect to which a Unit Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Unit Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Unit Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Unit Award as provided in Section 12.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or

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subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.	UNITS SUBJECT TO THE PLAN.

(a) Unit Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Units, the Units that may be issued pursuant to Unit Awards shall not exceed in the aggregate 4,600,000 Units.

(b) Reversion of Units to the Unit Reserve. If any Unit Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Units not acquired under such Unit Award shall revert to and again become available for issuance under the Plan. If the Company repurchases any Units issued under a Unit Award, the Units so repurchased shall revert to and again become available for issuance under the Plan for all Unit Awards.

(c) Source of Units. The Units subject to the Plan may be unissued Units or reacquired Units.

5.	ELIGIBILITY.

(a) Eligibility for Specific Unit Awards. Except as provided in subsection (b) hereof, Unit Awards may be granted to Employees, Managers and Consultants.

(b) State Restrictions. Any Employees or Managers that reside in a state that does not have an exemption to securities registration for the Plan, as applicable to the Employee, Manager or Consultant, shall not be entitled to participate in the Plan and shall not be granted any Unit Awards pursuant to the Plan.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be designated as Unit Options at the time of grant. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Option. The Board shall determine the exercise price of each Option.

(c) Consideration. The purchase price of Units acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) by cash or check at the time the Option is exercised or (ii) by other similar arrangement with the Optionholder as determined at the discretion of the Board.

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(d) Transferability of an Option. An Option shall be transferable to the extent provided in the Option Agreement. If the Option does not provide for transferability, then the Option shall not be transferable except by will or by the laws of intestacy and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e) Vesting Generally. The total number of Units subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of Units as to which an Option may be exercised.

(f) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date 90 days following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(g) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of Units would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(h) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

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(i) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(d) , but only within the period ending on the earlier of (1) the date six (6) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

7.	PROVISIONS OF UNIT AWARDS OTHER THAN OPTIONS.

(a) Unit Bonus Awards. Each Unit bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Unit bonus agreements may change from time to time, and the terms and conditions of separate Unit bonus agreements need not be identical, but each Unit bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Unit bonus may be awarded in consideration for past services actually rendered to the Company or an affiliate for its benefit.

(ii) Vesting. Units awarded under the Unit bonus agreement may, but need not, be subject to a unit repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the Units held by the Participant which have not vested as of the date of termination under the terms of the Unit bonus agreement.

(iv) Transferability. Rights to acquire Units under the Unit bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Unit bonus agreement, as the Board shall determine in its discretion, so long as Units awarded under the Unit bonus agreement remains subject to the terms of the Unit bonus agreement.

(b) Restricted Unit Awards. Each restricted Unit purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted Unit purchase agreements may change from time to time, and the terms and conditions of separate restricted Unit purchase agreements need not be identical, but each restricted Unit purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. The Board shall determine the purchase price of restricted Unit Awards.

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(ii) Consideration. The purchase price of Units acquired pursuant to the restricted Unit purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) by other similar arrangement with the Participant as determined at the discretion of the Board; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion.

(iii) Vesting. Units acquired under the restricted Unit purchase agreement may, but need not, be subject to a unit repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the Units held by the Participant which have not vested as of the date of termination under the terms of the restricted Unit purchase agreement.

(v) Transferability. Rights to acquire Units under the restricted Unit purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted Unit purchase agreement, as the Board shall determine in its discretion, so long as Units awarded under the restricted Unit purchase agreement remains subject to the terms of the restricted Unit purchase agreement.

8.	COVENANTS OF THE COMPANY.

(a) Availability of Units. During the terms of the Unit Awards, the Company shall keep available at all times the number of Units required to satisfy such Unit Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Unit Awards and to issue and sell Units upon exercise of the Unit Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Unit Award or any Units issued or issuable pursuant to any such Unit Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Units under the Plan, the Company shall be relieved from any liability for failure to issue and sell Units upon exercise of such Unit Awards unless and until such authority is obtained.

9.	USE OF PROCEEDS FROM UNITS.

Proceeds from the sale of Units pursuant to Unit Awards shall constitute general funds of the Company.

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10.	MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Unit Award may first be exercised or the time during which a Unit Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Unit Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Member Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Units subject to such Unit Award unless and until such Participant has satisfied all requirements for exercise of the Unit Award pursuant to its terms.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Unit Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an affiliate in the capacity in effect at the time the Unit Award was granted or shall affect the right of the Company or an affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an affiliate or (iii) the service of a Manager pursuant to the Operating Agreement of the Company or an affiliate, and any applicable provisions of the corporate law of the state in which the Company or the affiliate is organized, as the case may be.

(d) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Units under any Unit Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Unit Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Units subject to the Unit Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Units. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the Units upon the exercise or acquisition of Units under the Unit Award has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on Unit certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Units.

(e) Withholding Obligations. Unless the Board determines otherwise, a Participant must satisfy any federal, state, local or foreign tax withholding obligation relating to the exercise or acquisition of Units under a Unit Award.

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(f) Governing Operating Document. The Plan is subject to all the provisions of the Company’s Operating Agreement and all amendments thereto. In the event of any conflict between the provisions of the Plan and the Operating Agreement, the provisions of the Operating Agreement shall control.

(g) Survival of Terms. The terms of this Plan shall survive the exercise of Unit Awards issued pursuant to this Plan.

11.	ADJUSTMENTS UPON CHANGES IN UNITS.

(a) Capitalization Adjustments. If any change is made in the Units subject to the Plan, or subject to any Unit Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, incorporation, Unit dividend, dividend in property other than cash, liquidating dividend, combination of Units, exchange of Units, change in company structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), and the outstanding Unit Awards will be appropriately adjusted in the class(es) and number of securities and price per Unit subject to such outstanding Unit Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Change in Control—Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Unit Awards shall terminate immediately prior to such event.

(c) Change in Control—Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving company or (iii) a reverse merger in which the Company is the surviving company but the Units outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving company or acquiring company shall assume any Unit Awards outstanding under the Plan or shall substitute similar awards (including an award to acquire the same consideration paid to the members in the transaction described in this Section 11(c)) for those outstanding under the Plan. In the event any surviving company or acquiring company refuses to assume such Unit Awards or to substitute similar awards for those outstanding under the Plan, then with respect to Unit Awards held by Participants whose Continuous Service has not terminated, the vesting of such Unit Awards (and, if applicable, the time during which such Unit Awards may be exercised) shall be accelerated in full, and the Unit Awards shall terminate if not exercised (if applicable) at or prior to such event. Participants shall be given seven (7) days notice prior to such event. In respect to any other Unit Awards outstanding under the Plan, such Unit Awards shall terminate if not exercised (if applicable) prior to such event.

(d) Change in Control—Change in Incumbent Board. Except as otherwise provided in this Section II (d), in the event that during any twelve (12) month period, the

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individuals who, as of the date of the adoption of this Plan, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Board, then with respect to Unit Awards held by persons whose Continuous Service has not terminated, the vesting of such Unit Awards (and, if applicable, the time during which such Unit Awards may be exercised) shall be accelerated in full. If the election, or nomination for election, by the Company’s members of any new Manager was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new Manager shall be considered as a member of the Incumbent Board.

12.	AMENDMENT OF THE PLAN AND UNIT AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan.

(b) No Impairment of Rights. Rights under any Unit Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(c) Amendment of Unit Awards. The Board at any time, and from time to time, may amend the terms of any one or more Unit Awards; provided, however, that the rights under any Unit Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the effective date of the Plan. No Unit Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Unit Award granted while the Plan is in effect except with the written consent of the Participant.

14.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective as of August 1, 2007.

15.	CHOICE OF LAW.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Idaho, without regard to such state’s conflict of laws rules.

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